[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.13

EXECUTION VERSION

GUARANTY

GUARANTY (this “Guaranty”) dated as of March 16, 2012 by Bloom Energy Corporation, a Delaware corporation (the “Guarantor”), in favor of [***], a Delaware corporation (the “Guaranteed Party”).

PRELIMINARY STATEMENTS

A. The Guarantor desires to have the Guaranteed Party enter into certain Transaction Documents (as defined below) with Clean Technologies II, LLC, a Delaware limited liability company (“Clean Technologies II”), which is a subsidiary of the Guarantor.

B. The Guaranteed Party is willing to enter into the Transaction Documents with Clean Technologies II only on the condition, among others, that Clean Technologies II’s payment obligations under such Transaction Documents are guaranteed by the Guarantor, on the terms set forth in this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Party to enter into the Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1. Definitions.

1.1 Defined Terms. As used in this Guaranty, the capitalized terms defined in the preamble, preliminary statements and other sections of this Guaranty shall have the respective meanings specified therein; capitalized terms not defined in this Guaranty shall have the meanings given to such terms in the Equity Capital Contribution Agreement, dated as of March 16, 2012 (the “Contribution Agreement”), among the Guaranteed Party, Clean Technologies II, Diamond State Generation Holdings, LLC and Diamond State Generation Partners, LLC, and the following terms shall have the following meanings:

“Obligations” shall mean, without duplication, (i) the due and punctual payment of all amounts payable by Clean Technologies II pursuant to the Transaction Documents, including, without limitation, (A) any Investor Indemnified Costs as and when due in accordance with the Contribution Agreement or the Amended and Restated Limited Liability Company Agreement of Diamond State Generation Holdings, LLC to be entered into between the Guaranteed Party and Clean Technologies II (the “Company LLC Agreement”), as the case may be, (B) all Capital Contributions owed by Clean Technologies II, and (C) all amounts payable by Clean Technologies II as Recapture Damages as a result of a Class A Recapture Event, (ii) to the extent the Administrator is an Affiliate of the Guarantor, the due and punctual payment by such Affiliate of all amounts payable by such Affiliate as Administrator under the Administrative Services Agreement, and (iii) the payment of all other payment obligations of Clean Technologies II to the Guaranteed Party, whether direct or indirect, absolute or contingent, due or to become due, which may arise under or in connection with the Transaction Documents (including, without limitation, interest or other charges as would have accrued on any portion of the payment obligations but for the commencement of any bankruptcy or insolvency proceedings, it being the intention of the Parties that the Obligations that are guaranteed by the Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order that may relieve Clean Technologies II of any portion of such Obligations).

[***] Confidential Treatment Requested

“Transaction Documents” shall mean (i) the Contribution Agreement, (ii) the Company LLC Agreement, and (iii) to the extent the Administrator thereunder is an Affiliate of the Guarantor, the Administrative Services Agreement.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be modified by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument of other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the provisions hereof and thereof; (b) any reference herein to any person shall be construed to include such person’s successors and permitted assigns; (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision of this Guaranty; and (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Article and section headings used herein are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty.

2. Guaranty.

2.1 Irrevocable Guaranty.

(a) The Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Party and each of its successors, permitted indorsees, permitted transferees and permitted assigns that all monetary Obligations will be promptly paid in full, in Dollars, when due in accordance with the provisions of the Transaction Documents. If for any reason any sums stated in the Transaction Documents to be payable by Clean Technologies II, or any part thereof, shall not be paid promptly when due, then in each such instance upon written demand of payment made by the Guaranteed Party to the Guarantor, the Guarantor shall pay the same to or for the benefit of the Guaranteed Party and in accordance with the provisions of the Transaction Documents.

(b) Whether or not legal action is instituted, the Guarantor agrees to reimburse the Guaranteed Party, upon written demand, for all reasonable attorneys’ fees and disbursements and all other reasonable costs and expenses incurred by the Guaranteed Party in successfully enforcing its rights under this Guaranty. Notwithstanding the foregoing, the Guarantor shall have no obligation to pay any such costs or expenses if, in any action or proceeding brought by the Guaranteed Party giving rise to a demand for payment of such costs or expenses, it is finally adjudicated by a court of competent jurisdiction that the Guarantor is not liable to make any payment under Section 2.1(a) of this Guaranty.

Notwithstanding anything to the contrary in this Section 2.1, the Guarantor’s liability in respect of any of the Obligations shall not exceed the liability of Clean Technologies II with respect to such Obligations under the Transaction Documents; provided, however, that such cap on liability shall not apply to reasonable costs, expenses and fees (including reasonable legal fees and disbursements) in excess of such maximum liability incurred by the Guaranteed Party in connection with enforcing this Guaranty.

2.2 No Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Obligations shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Party and shall forthwith be paid to the Guaranteed Party to be credited and applied to such Obligations, whether matured or unmatured, in accordance with the terms of the applicable Transaction Document. If (a) the Guarantor shall make payment to the Guaranteed Party of all or any part of the Obligations and (b) all of the Obligations shall be indefeasibly paid in full, the Guaranteed Party will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

2.3 No Effect on Guaranty. The obligations of the Guarantor under this Guaranty shall not be altered, limited, impaired or otherwise affected by:

(a) any rescission of any demand for payment of any of the Obligations or any failure by the Guaranteed Party to make any such demand on Clean Technologies II or any other guarantor or to collect any payments from Clean Technologies II or any other guarantor or any release of Clean Technologies II or any other guarantor;

(b) any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission, discharge, surrender or release, in whole or in part, or any assignment or transfer, of any of the Transaction Documents or the Obligations or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Obligations, or the liability of any party to any of the foregoing or for any part thereof;

(c) the validity, regularity or enforceability of any of the Obligations or of the Transaction Documents or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Obligations at any time or from time to time held by the Guaranteed Party;

(d) any change, whether direct or indirect, in the Guarantor’s relationship to Clean Technologies II, including any such change by reason of any merger or consolidation or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of Clean Technologies II, the Guarantor or any other entity;

(e) any act or omission of the Guaranteed Party relating in any way to the Obligations or to Clean Technologies II, including any failure to bring an action against any party liable on the Obligations, or any party liable on any guaranty of the Obligations, or to apply any funds of any such party held by the Guaranteed Party;

(f) any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Clean Technologies II or any other guarantor or any defense which Clean Technologies II or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and

(g) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that may or might otherwise operate as a discharge of the Guarantor as a matter of law or equity, other than (i) the indefeasible payment in full in Dollars of all the Obligations, and (ii) as set forth in the next sentence.

Notwithstanding the foregoing, the Guarantor shall be entitled to assert any and all defenses which Clean Technologies II may have to the payment of any of the Obligations, other than defenses based upon (1) lack of authority, capacity, legal right or power of Clean Technologies II to enter into and/or perform its obligations under the Transaction Documents or (2) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution or similar proceeding with respect to Clean Technologies II.

2.4 Continuing Guaranty; Termination. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment when due, and not of collection only, and the obligations of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Guaranteed Party at any time of any right or remedy against Clean Technologies II or against any other person which may be or become liable in respect of all or any part of the Obligations. This Guaranty shall remain in full force and effect until the Obligations shall have been satisfied by indefeasible payment in full, in Dollars, notwithstanding that from time to time during the term of the Transaction Documents, Clean Technologies II may be free from any Obligations.

2.5 Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is avoided, rescinded or must otherwise be restored or returned by the Guaranteed Party to Clean Technologies II or its representative or to any other guarantor for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to Clean Technologies II or the Guarantor, all as though such payment had not been made.

2.6 Financial Statements. To the extent not publicly available, the Guarantor shall deliver or cause to be delivered to the Guaranteed Party:

(a) As and when available, and in any event within sixty (60) calendar days after the end of each fiscal quarter of any fiscal year of the Guarantor, complete unaudited financial statements of the Guarantor for such fiscal quarter, including the balance sheet of the Guarantor as of the end of such quarter, profit and loss statements for the Guarantor for such quarter, and a statement of cash flows for Guarantor for such quarter, each of which shall be prepared in accordance with GAAP, subject to normal recurring year-end audit adjustments and the absence of footnotes; and

(b) As and when available and in any event by the following April 30 after the end of the fiscal year of the Guarantor, consolidated financial statements with respect to such fiscal year for the Guarantor that are audited and certified by an Accounting Firm, including the balance sheet showing the Guarantor’s financial position as of the end of such fiscal year, profit and loss statements for the Guarantor for such fiscal year, a statement of cash flows for the Guarantor for such fiscal year and related footnotes, prepared in accordance with GAAP.

2.7 Waivers.

(a) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor hereby waives all benefits and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, Section 2899 or Section 3433. Any references to certain sections of the California Civil Code or the California Code of Civil Procedure are included in this Guaranty solely out of an abundance of caution and shall not be construed to mean that any of the referenced provisions of California law are in any way applicable to this Guaranty.

(b) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have if all or part of Guarantor’s obligations are secured by real property. This means, among other things:

(i) Guaranteed Party may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Guarantor, Clean Technologies II or any other guarantor.

(ii) If Guaranteed Party forecloses on any real property collateral pledged by Guarantor, Clean Technologies II or any other guarantor:

(A) The amount of Guarantor’s obligations or any obligations of Guarantor in respect thereof may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) Guaranteed Party may collect from Guarantor even if Guaranteed Party, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Clean Technologies or any other guarantor.

(c) This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have if all or part of Guarantor’s obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(d) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor waives all rights and defenses arising out of an election of remedies by Guaranteed Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for Guarantor’s obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise, including any other statutory or decisional law of any applicable jurisdiction.

3. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Guaranteed Party, as follows:

(a) The Guarantor is a corporation, validly existing and in good standing under laws of the State of Delaware.

(b) The Guarantor has full power, authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder and under the Transaction Documents to which it is a party.

(c) The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action on the part of the Guarantor.

(d) This Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or by general principles of equity.

(e) All consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guaranty have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance.

(f) The execution and delivery by the Guarantor of this Guaranty do not and the performance by Guarantor of its obligations hereunder will not, (i) violate or require any filing or notice of any Legal Requirement applicable to Guarantor, (ii) conflict with or cause a breach of any provision in the certificate of incorporation, bylaws or other organizational document of Guarantor, or (iii) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which Guarantor is a party or under which it is bound or to which any of its assets are subject (or result in the imposition of a Lien, other than Permitted Liens, upon any such assets) except (in the case of this clause (iii)) for any that would not reasonably be expected to have a material adverse effect on Guarantor; and

(g) Guarantor owns of record and beneficially 100% of the membership interests of Clean Technologies II.

4. Election of Remedies. Each and every right, power and remedy herein given to the Guaranteed Party, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing.

Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by the Guaranteed Party.

5. Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by the Guaranteed Party of any right, power or remedy, or delay or omission by the Guaranteed Party in the exercise of any right, power or remedy which it may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by the Guaranteed Party of any right, power or remedy in any one instance shall only be effective in that specific instance and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion.

6. Guarantor’s Waivers. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Guaranteed Party upon this Guaranty or acceptance of this Guaranty. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guaranty, and all dealings between the Guarantor and the Guaranteed Party shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives presentment, demand (other than demand delivered pursuant to Section 2.1(a) hereof), notice, and protest of all instruments included in or evidencing any of the Obligations and all other demands (other than demand delivered pursuant to Section 2.1(a) hereof) and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Guaranty.

7. Amendment. This Guaranty may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by the Guaranteed Party and the Guarantor. No waiver of any term, covenant or provision of this Guaranty, or consent given hereunder, shall be effective unless given in writing by the Guaranteed Party.

8. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telecopy, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid addressed as follows:

(a) If to the Guarantor:

Bloom Energy Corporation

1299 Orleans Drive

Sunnyvale, CA 94089

Attention: Chief Financial Officer

Tel: (408) 543-1550

(b) If to Guaranteed Party:

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[***] Confidential Treatment Requested

or to such other address as may be specified from time to time by the Guarantor or the Guaranteed Party in a notice to the other party given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telecopied, mailed or sent by courier.

9. Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of the Guarantor and the Guaranteed Party and their respective successors and permitted assigns. The Guaranteed Party may assign this Guaranty without the prior written consent of the Guarantor in connection with a Transfer of a Class B Membership Interest to a Person to whom a Transfer of the Class B Membership Interest is permitted pursuant to the Company LLC Agreement. Any other assignment of this Guaranty by the Guaranteed Party without the prior written consent of the Guarantor shall be void ab initio. The Guarantor may not assign this Guaranty without the prior written consent of the Guaranteed Party. Any assignment by the Guarantor without the prior written consent of the Guaranteed Party shall be void ab initio and shall have no effect on the Guaranteed Party’s rights against the Guarantor hereunder. Upon an assignment by the Guarantor that complies with this Section 9, the Guarantor shall be released from its obligations under this Guaranty, in each case solely to the extent those obligations are assumed under this Guaranty or guaranteed under a replacement guaranty.

10. CONSENT TO JURISDICTION. ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTY SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS SET FORTH IN SECTION 8 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE GUARANTEED PARTY TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

11. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS PERFORMED IN THAT STATE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

12. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS GUARANTY.

13. Severability. If any provision hereof or of any of the instruments evidencing part or all of the Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof or of such instruments shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Guaranteed Party in order to carry out the provisions hereof. The invalidity or unenforceability of any provision of this Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered on its behalf as of the date first written above.

BLOOM ENERGY CORPORATION

By:	/s/ Martin J. Collins

Name: MARTIN J. COLLINS
Title: VP CORP DEV

[Signature Page to the Bloom Guaranty]